Exhibit 99.1

THE HANOVER INSURANCE GROUP COMPLETES THE SALE

OF ITS REMAINING RUN-OFF LIFE INSURANCE BUSINESS

—Transaction Provides Additional Financial Flexibility,

Focuses Company Exclusively on Property and Casualty Business—

WORCESTER, Mass., (January 2, 2009) – The Hanover Insurance Group, Inc., (NYSE: THG) reported today that it has completed the previously announced sale of its remaining run-off life insurance business, First Allmerica Financial Life Insurance Company (FAFLIC), to Commonwealth Annuity and Life Insurance Company, a Goldman Sachs company.

“We are very pleased to complete the divestiture of our run-off life business, concluding a process that began in 2002,” said Frederick H. Eppinger, chief executive officer of The Hanover Insurance Group. This transaction significantly enhances our liquidity position and financial flexibility. It frees capital that previously was tied up in our life business and enables us to use that capital more effectively, further strengthening our property and casualty business and positioning us to improve our overall return on equity.”

The company previously reported a net after-tax loss on the sale of FAFLIC of approximately $72 million through September 30, 2008. The final purchase price, proceeds from the sale and the net after-tax loss are subject to adjustment as of December 31, 2008. The company currently estimates that an additional loss of approximately $8 million will be recorded in the quarter ended December 31, 2008, principally resulting from investment-related purchase price adjustments. The company will provide details of the adjusted transaction effects when it issues its fourth quarter results.

Forward-Looking Statements

All statements in this release, other than statements of historical fact, are forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. In addition to the risks and uncertainties noted in this release, there are certain factors that could cause actual results to differ materially from those anticipated by the press release, slide presentation and statements made. These include: (1) the statutory results of operations of FAFLIC until December 31, 2008, which will impact the statutory surplus of FAFLIC and consequently the ultimate dividend, purchase price, proceeds from the transaction and net after-tax loss; (2) the uncertainties as to the gross or net proceeds to be received by THG, including the uncertainty as to the effects of the various purchase price adjustments and expenses incurred by THG and the impact of various tax elections and the amount of after-tax loss; (3) the ability to realize post-closing earnings for the property-casualty segment that are taxable and make FAFLIC’s tax attributes valuable; and (4) the impact of contingent liabilities, including litigation and regulatory matters, assumed by the holding company in connection with the transaction.

Forward-looking statements are not guarantees of future performance, and actual results could well differ materially. Investors should consider these and other risks and uncertainties in our business that may affect future performance (including FAFLIC), and that are discussed in readily available documents, including The Hanover’s Annual Report on Form 10-K, quarterly reports on Form 10-Q and other documents filed by Hanover with the Securities and Exchange Commission and which are also available at www.hanover.com under “Investors.”

About The Hanover

The Hanover Insurance Group, Inc. (NYSE: THG), based in Worcester, Mass., is the holding company for a group of insurers that includes The Hanover Insurance Company, also based in Worcester; Citizens Insurance Company of America, headquartered in Howell, Mich., and their affiliates. The Hanover offers a wide range of property and casualty products and services to individuals, families and businesses through an extensive network of independent agents, and has been meeting its obligations to its agents and their customers for more than 150 years. Taken as a group, The Hanover ranks among the top 40 property and casualty insurers in the United States.

Contact Information
Investors:	Media:
Robert P. Myron	Michael F. Buckley
E-mail: rmyron@hanover.com	E-mail: mibuckley@hanover.com
1-508-855-3457	1-508-855-3099